SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary Information Statement	☐ Confidential, for use of the Commission
Only (as permitted by Rule 14c-d(d)(2))

☐ Definitive Information Statement

Avalon Oil & Gas, Inc.
(Name of Registrant as Specified in Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

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     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Avalon Oil & Gas, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

This Information Statement is being furnished to the shareholders of record of Avalon Oil & Gas, Inc. (hereinafter referred to as the “Corporation”) to advise them that the Board of Directors of the Corporation, having received approval of more than fifty percent (50%) of the total voting shares of the Corporation, have given their written consent (the “Written Consents”) on November 16, 2011, to increase the number of authorized shares of Common Stock to 3,000,000,000.  We are not holding a meeting of stockholders in connection with this consent solicitation.

This information statement is being provided to you for information purposes only. Your vote is not required to approve the actions set forth in this Information Statement. This Information Statement does not relate to an annual or special meeting of stockholders.

November 16, 2011
By order of the Board of Directors

/s/ Kent Rodriguez
Kent Rodriguez,
President, Chief Executive Officer, Chief Financial Officer
and Chairman of the Board

Avalon Oil & Gas, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

INFORMATION STATEMENT

ITEM 2.   STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1.   INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14C

Item 1. Date, Time and Place Information

This Information Statement, expected to be mailed to stockholders of Avalon Oil & Gas, Inc. (hereinafter referred to as the “Corporation” or “us” or “we”) of record as of November 16, 2011 on or about November 30, 2011, is furnished in connection with actions which were approved by more than fifty (50%) percent of the total voting shares of the Corporation on November 16, 2011.

Item 3. Dissenters Rights of Appraisal

There are no dissenters’ rights of appraisal. Neither the Corporation’s by-laws nor the Nevada Revised Statutes provide for any dissenters’ rights of appraisal in this transaction.

Item 6. Voting Securities and Principals Thereof

Class	Number Outstanding	Total Number of Votes
Common Stock	655,315,455	115,080,600
Series A Preferred Stock	100	436,876,970
Total		576,957,570

Kent Rodriguez Votes from Series A Preferred Stock	436,876,970
Kent Rodriguez Votes from Common Shares	37,000,000

Kent Rodriguez’ Total Votes	473,876,970
Jill Allison	5,350,000
Douglas Barton,	10,500,000
Rene Hauesler	19,551,600

Record Date for Vote: November 16, 2011.

The following table sets forth certain information with respect to the ownership of the Corporation’s Common Stock by (i) each officer and director, (ii) each person (including any “group” as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Corporation to be the beneficial owner of more than five (5%) percent of any class of the Corporation’s Common Stock and (iii) directors and officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders possess sole voting and investment power with respect to their shares. As of November 16, 2011, we had 655,315,455 shares of Common Stock issued and outstanding.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner		Percent of Class
Common Stock	Kent Rodriguez	473,876,970	(A)	43.39%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	Douglas Barton	10,500,000		0.96%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	Jill Allison	5,350,000		0.49%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	René Haeusler	19,551,600	(B)	1.79%
	7808 Creekridge Circle
	Suite 105

	All Directors & Officers
Common Stock	as a Group (consisting of 4	509,278,570	(A)(B)	46.63%
	persons)

(A)   Includes 436,876,970 shares of Common Stock which are issuable to Mr. Rodriguez upon conversion of the 100 shares of Series A Preferred Stock into Common Stock.

(B)   Includes 13,950,000 shares owned by L’Avenir Finanz AG, and 3,101,600 shares owned by Lawewa International, LTD.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange

Proposal:   Amend Avalon’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000,000 to 3,000,000,000. The number of outstanding shares of Common Stock would remain unchanged as a result of this amendment

Principal Reasons for Increase in the Authorized Shares of the Corporation’s Common Stock:

The Corporation’s management would like to have the option to be able to issue substantial quantities of Common Stock in the future, in connection with public or private offerings, mergers, acquisitions, or other transactions favorable to the Corporation’s interests. The Corporation currently has 655,315,455 shares of Common Stock issued and outstanding out of 1,000,000,000 authorized shares of Common Stock. It should also be noted that Kent Rodriguez owns 100 shares of Series A Preferred Stock of the Corporation, which are convertible at any time into such number of shares of Common Stock which, when issued, equal 40% of the then aggregate of the number of issued and outstanding shares of Common Stock and the securities convertible into Common Stock on a fully diluted basis. As of November 16, 2011, the Series A Preferred Stock would be convertible into 436,876,970 shares of Common Stock. If Kent Rodriguez elects to convert the Series A Preferred Stock, the Company’s future ability to issue stock for offerings and other transactions would be jeopardized if the Corporation had to issue 436,876,970 shares of Common Stock to Kent Rodriguez in addition to the 655,315,455 shares of Common Stock already issued and outstanding, out of a maximum of 1,000,000,000 authorized shares. The increase in authorized shares would give management far more flexibility with respect to future capital raising activities and transactions.

Item 21. Voting Procedures

As of November 16, 2011 there were 655,315,455 shares of Common Stock and 100 shares of Series A Preferred Stock outstanding, all of which are eligible to vote on any matter which may be voted upon by the stockholders of the Corporation. Section 78.320 of the Nevada Revised Statutes states that any action required to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, by the written consent of at least a majority of the voting power, or such different number as would be required to take such action at a meeting. Pursuant to the Corporation’s By-laws, the written consent of a majority of the outstanding and voting shares of the Corporation would be required to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted, and therefore a majority of the voting power shall be required to approve the written consent. This Information Statement will be mailed to all stockholders of record as of November 16, 2011.

Item 23. Delivery of Documents to Security Holders Sharing an Address

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.

ITEM 3.   INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Kent Rodriguez, an officer and director of the Corporation, has a material interest in the increase in authorized shares. The value of Mr. Rodriguez’ holdings of 37,000,000 shares of Common Stock and 100 shares of Series A Preferred Stock, and the liquidity of Mr. Rodriguez’ holdings of Common Stock, are likely to be affected by this transaction. The value of Douglas Barton’s holdings of 10,500,000 Shares of Common Stock, Jill Allison’s holdings of 5,350,000 of Common Stock and René Haeusler’s holdings of 19,551,600 of Common Stock, directors of the Corporation, whose value and liquidity are likely to be affected by this transaction.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

November 16, 2011	By order of the Board of Directors

/s/ Kent Rodriguez
Kent Rodriguez,
President, Chief Executive Officer, Chief Financial Officer
and Chairman of the Board

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

AVALON OIL & GAS, INC.
7808 Creekridge Circle, Suite 105
Minneapolis, MN  55439

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Avalon Oil & Gas, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, November 16, 2011, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c−2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

a)           an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 1,000,000,000 shares to 3,000,000,000 shares, par value of $0.001 per share; and

Our Board of Directors approved the Amendments for the increase in our authorized share capital in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our Board of Directors unanimously approved the Amendments to our Articles of Incorporation on November 16, 2011.

Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments to our Articles of Incorporation on November 16, 2011. Therefore, following the expiration of the twenty day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement, which are being mailed to our shareholders on November 30, 2011.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur on December 20, 2011.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on November 16, 2011, as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 655,315,455 shares of our common stock issued and outstanding on November 16, 2011. This Information Statement will be mailed on or about November 30, 2011 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since March 31, 2011, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1 any director or officer of our corporation;
2 any proposed nominee for election as a director of our corporation; and
3 any associate or affiliate of any of the foregoing persons.

The shareholdings of our officer's are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, November 16, 2011, we had a total of 655,315,455 shares of common stock ($0.001 par value per share) and 100 shares of Series A Preferred Stock ($0.10 par value per share) issued and outstanding.

The following table sets forth, as of November 16, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Beneficial	Percent
Name of Beneficial Owner	Ownership	of Class

Kent A. Rodriguez (1)	473,876,970	43.39%

Jill Allison	5,350,000	0.49%

Douglas Barton	10,500,000	0.96%

Rene Häusler	19,551,600	1.79%

Officers and Directors	509,278,570	46.63%
as a Group (4 persons) (1)
_________
(1)   Includes 436,876,970 shares of Common Stock issuable (based on the 1,092,192,425 fully-diluted number of shares of Common Stock outstanding on November 16, 2011) upon conversion of the 100 shares of Series A Preferred Stock owned Mr. Rodriguez.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently authorizes the issuance of 1,000, 000,000 shares of common stock, $.001 par value, and 100 shares of preferred stock, $0.10 par value. On November 16, 2011, our Board of Directors approved the Amendments to our corporation's Articles are to increase our authorized share capital which will enhance our Corporation's ability to finance the development and operation of our business,  general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre−emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.  The amendment to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti−takeover consequences. We do not currently have any plans to adopt anti−takeover provisions or enter into any arrangements or understandings that would have anti−takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of seven (7) shareholders owning 115,080,600 shares of our common stock, which represented 12.83% on November 16, 2011, and one hundred percent (100%) of our Preferred Stock. The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10−KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 952-746-9755.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, XDOGS, INC. has duly caused this report to be signed by the undersigned hereunto authorized.

November 16, 2011

AVALON OIL & GAS, INC.

/s/ Kent A. Rodriguez
Kent A. Rodriguez,
President and Director

SCHEDULE A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
AVALON OIL & GAS, INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1.	The name of the Corporation is Avalon Oil & Gas, Inc.

2. The Articles of Incorporation were filed with the Secretary of State on or about 22nd day of March, 1999, and have been amended as follows:

Article Fourth:

The total number of shares the is authorized to issue is one million (1,000,000) Preferred Stock, $0.10 par value per share and three billion (3,000,000,000)Common Stock, $0.001 par value per share, each to have such classes, series, and preferences as the Board of Directors may determine from time to time.

Any and all share issued by the Corporation will be issued in registered form, as may be directed by the Board of Directors from time to time, and the fixedconsideration for which has been paid and delivered shall be deemed fully paid and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

There shall be no preemptive rights in connection with the acquisition of any capital stock of the Corporation.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 72,517,800 common shares and 100 Preferred Shares.

4.	Officer Signature

/ s / Kent A. Rodriguez
President, Secretary and Chief Executive Officer

•
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class affected by the amendment regardless of the limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.